CBOT Holdings, Inc.

STOCKHOLDER PROXY CARD

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

XXXXXXXXXXXXXX

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 4, 2007.

Vote by Internet

- Log on to the Internet and go to **www.computershare.com/expressvote**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

This proxy card is being sent to you because you were a stockholder of record of CBOT Holdings, Inc. Class A common stock as of February 9, 2007 which entitles you to vote on the proposed adoption of the Agreement and Plan of Merger, dated as of October 17, 2006, by and among Chicago Mercantile Exchange Holdings Inc. (CME Holdings), CBOT Holdings, Inc. (CBOT Holdings) and the Board of Trade of the City of Chicago, Inc. (CBOT), as amended. This vote will be taken at a CBOT Holdings special stockholders meeting to be held at 3:00 p.m., Central Time, on April 4, 2007, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. In order to cast your vote at the CBOT Holdings special stockholders meeting, please follow the instructions on this proxy card.

Special Note to CBOT Series B-1 and B-2 Members: If you also were a Series B-1 or Series B-2 member of record of CBOT as of February 9, 2007, you also are entitled to vote your membership interest at a special CBOT members meeting to be held at 2:30 p.m., Central Time, on April 4, 2007, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. In order to cast your CBOT member vote at the special meeting of CBOT members, please follow the instructions on the separate CBOT members proxy card that was sent to you in a separate proxy mailing. Please note that the special meeting of CBOT Holdings stockholders and the special meeting of CBOT members are separate meetings. Accordingly, you must separately cast your vote for each meeting. Simply casting your vote for the CBOT Holdings special stockholders meeting via this proxy will not count as a vote at the special meeting of CBOT members.

A Proposals

The Board of Directors unanimously recommends a vote **FOR** adoption of the Agreement and Plan of Merger.

	For	Against	Abstain
1. Proposal to adopt the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006 and as it may be further amended from time to time, pursuant to which CBOT Holdings will merge with and into CME Holdings.	☐	☐	☐
2. To vote upon an adjournment or postponement of the CBOT Holdings special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

3. To transact such other business as may properly be brought before the CBOT Holdings special meeting or any adjournments or postponements of the CBOT Holdings special meeting.

B Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 0 1 2 1 2 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00O7KI

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

CBOT Holdings, Inc.

Proxy — CBOT Holdings, Inc.

141 West Jackson Blvd, Chicago, Illinois 60604

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING ON APRIL 4, 2007.

Bernard W. Dan, Kevin J.P. O’Hara, Glen M. Johnson and Paul J. Draths (the “Proxyholders”), and each of them, each with the power of substitution, are hereby appointed as proxy and authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the special meeting of stockholders of CBOT Holdings, Inc., to be held on April 4, 2007 at 3:00 p.m., Central Time, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, and any adjournments or postponements thereof (the “Special Meeting”).

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will vote FOR proposal 1 and proposal 2. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE